UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

McDermott International, Inc. held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, April 29, 2016, in Houston, Texas. Set forth below are the final voting results on each matter submitted to a vote of stockholders at the Annual Meeting. Each proposal is described in more detail in our Proxy Statement for the Annual Meeting dated March 18, 2016.

Proposal 1: The stockholders elected each of the nine director nominees to our Board of Directors for a one-year term, with the voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John F. Bookout, III	146,139,956	2,489,824	59,366,045
Roger A. Brown	145,680,589	2,949,191	59,366,045
David Dickson	146,194,405	2,435,375	59,366,045
Stephen G. Hanks	146,026,641	2,603,139	59,366,045
Erich Kaeser	146,475,924	2,153,856	59,366,045
Gary P. Luquette	145,953,411	2,676,369	59,366,045
William H. Schumann, III	146,042,883	2,586,897	59,366,045
Mary L. Shafer-Malicki	145,757,391	2,872,389	59,366,045
David A. Trice	145,913,059	2,716,721	59,366,045

Proposal 2: The stockholders approved, on an advisory basis, our named executive officer compensation, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
130,247,531	17,681,311	700,938	59,366,045

Proposal 3: The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016, with the voting results as follows:

For	Against	Abstentions
206,122,730	1,472,395	400,700

Proposal 4: The stockholders approved the 2016 McDermott International, Inc. Executive Incentive Compensation Plan, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
141,059,075	6,809,804	760,901	59,366,045

Proposal 5: The stockholders approved the 2016 McDermott International, Inc. Long Term Incentive Compensation Plan, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
137,592,174	10,343,976	693,630	59,366,045

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart Spence
Stuart Spence
Executive Vice President and Chief Financial Officer

April 29, 2016

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